UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2009

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299	91101
Pasadena, California
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

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N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]                              Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01        Other Events

On September 24, 2009, Alexandria Real Estate Equities, Inc. (the “Company”) entered into an underwriting agreement with Barclays Capital Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the several Underwriters named therein (the “Underwriters”), in connection with the sale of 4,000,000 shares of the Company’s common stock to the Underwriters. The shares are being offered at $53.25 per share, and, subject to customary closing conditions, the Underwriters expect to deliver the shares to the purchasers on or about September 29, 2009.  The Company has granted the Underwriters a thirty-day option to purchase up to 600,000 additional shares of its common stock to cover over-allotments, if any.  All shares will be offered by the Company pursuant to an effective shelf registration statement on Form S-3 on file with the Securities and Exchange Commission.  A copy of the underwriting agreement is attached hereto as Exhibit 1.1.

On September 23, 2009, the Company issued a press release announcing the offer of its common stock.  A copy of the press release is attached hereto as Exhibit 99.1.

On September 24, 2009, the Company issued a press release announcing the pricing of its common stock.  A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01        Financial Statements and Exhibits

(d)       Exhibits

1.1                    Underwriting Agreement, dated September 24, 2009, between Alexandria Real Estate Equities, Inc. and Barclays Capital Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the several Underwriters named therein.

8.1     Tax Opinion of Morrison & Foerster LLP

23.1                    Consent of Morrison & Foerster LLP (included in opinion filed as Exhibit 8.1)

99.1     Press Release, dated September 23, 2009

99.2     Press Release, dated September 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: September 25, 2009	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer